Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Robert Galvin, the Interim Chief Executive Officer and Interim Chief Operating Officer of iAnthus Capital Holdings, Inc. (the “Company”), and Philippe Faraut, the Chief Financial Officer of the Company, hereby certify that based on the undersigned’s knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2023	/s/ Robert Galvin
Robert Galvin
Interim Chief Executive Officer and Interim Chief Operating Officer
(Principal Executive Officer)

Date: March 29, 2023	/s/ Philippe Faraut
Philippe Faraut
Chief Financial Officer
(Principal Financial and Accounting Officer)